Exhibit 99.1

McDermott Reports Fourth Quarter 2007 Results

Net Income of $160.0 million, $0.70 per fully diluted share

Strong Fourth Quarter leads to Record Full-Year Revenues, Net Income, Bookings and Backlog

HOUSTON--(BUSINESS WIRE)--McDermott International, Inc. (NYSE:MDR) (“McDermott” or the “Company”) today reported net income of $160.0 million, or $0.70 per diluted share, for the 2007 fourth quarter, compared to net income of $125.5 million, or $0.55 per diluted share, for the corresponding period in 2006. As disclosed a year ago, fourth quarter 2006 net income benefited by approximately $57.2 million, net from certain identified items. This net benefit for the fourth quarter of 2006 was subsequently reduced by approximately $16 million as a result of a required accounting pronouncement adopted in 2007.

Weighted average common shares outstanding on a fully diluted basis were approximately 229.8 million and 228.7 million in the quarters ended December 31, 2007 and December 31, 2006, respectively. For 2006, the Company’s common shares outstanding and earnings per share are adjusted to reflect the 2-for-1 stock split effected in September 2007.

McDermott’s revenues in the fourth quarter of 2007 were $1,526.0 million, an increase of 16.7 percent compared to $1,308.0 million in the corresponding period in 2006. The $218 million improvement in Company revenues, compared to a year ago, was a result of the Offshore Oil & Gas Construction segment which increased revenues by approximately $257 million, or 54.1 percent.

Operating income was $186.8 million in the 2007 fourth quarter, an improvement of 115.2 percent, compared to $86.8 million in the 2006 fourth quarter. The $100 million increase in operating income is attributable to heightened year-over-year increases in each of the Company’s operating segments.

“McDermott completed a record-setting, full-year 2007 with strong fourth quarter results,” said Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer of McDermott. “The Company reported its highest quarterly level of net income of the year, and our recorded bookings of over $2 billion resulted in the fourth consecutive quarter of sequential backlog growth.”

At December 31, 2007, McDermott’s consolidated backlog was $9.8 billion, compared to $7.6 billion and $9.3 billion at December 31, 2006 and September 30, 2007, respectively.

For the year-ended December 31, 2007, McDermott reported consolidated revenues of $5.6 billion, producing operating income of $716.2 million and net income of $607.8 million, or $2.66 per diluted share.

RESULTS OF OPERATIONS

2007 Fourth Quarter Compared to 2006 Fourth Quarter

Offshore Oil & Gas Construction Segment

Revenues in the Offshore Oil & Gas Construction segment were $733.3 million in the 2007 fourth quarter, compared to $475.9 million for the same period a year ago. The year-over-year increase in revenues resulted from a higher workload in worldwide marine activities, including revenues from Secunda International Limited whose assets were acquired in July 2007, and from increased activities within the Caspian, Middle East and Americas regions.

Segment income for the 2007 fourth quarter was $100.0 million, compared to $49.1 million in the 2006 fourth quarter. Major areas contributing to fourth quarter 2007 segment income include activities in the Caspian, Middle East and Asia Pacific regions.

At December 31, 2007, segment backlog was $4.8 billion, compared to backlog of $4.1 billion and $4.9 billion at December 31, 2006 and September 30, 2007, respectively.

Power Generation Systems Segment

Revenues in the Power Generation Systems segment for the fourth quarter 2007 were $608.0 million, compared to $676.8 million reported in the fourth quarter of 2006. The year-over-year reduction in revenues resulted from lower activities on new fossil utility steam systems and retrofits of existing facilities compared to a year ago, partially offset by higher levels of replacement parts and increased activity on nuclear steam generators.

Segment income for the 2007 fourth quarter was $65.9 million, compared to $24.9 million in the 2006 fourth quarter. Major areas contributing to fourth quarter 2007 segment income include utility steam system fabrication, replacement nuclear steam generators, industrial boilers and parts and service activities. In the 2006 fourth quarter, the Company recorded approximately $27 million in previously announced settlement, insurance and warranty charges.

At December 31, 2007, segment backlog was $3.3 billion, compared to backlog of $2.2 billion and $3.0 billion at December 31, 2006 and September 30, 2007, respectively.

Government Operations Segment

Revenues in the Government Operations segment were $187.7 million in the 2007 fourth quarter, compared to $158.3 million for the same period a year ago. The improvement was primarily due to higher volumes in the manufacture of nuclear components for certain U.S. Government programs, including revenues from Marine Mechanical Corporation which was acquired in April 2007.

Segment income for the 2007 fourth quarter was $33.3 million, compared to $19.9 million in the 2006 fourth quarter. Major items contributing to the fourth quarter 2007 segment income include the manufacture of nuclear components for certain U.S. Government programs and the management and operations of various U.S. Government sites.

At December 31, 2007, segment backlog was $1.8 billion, compared to backlog of $1.3 billion and $1.4 billion at December 31, 2006 and September 30, 2007, respectively.

Corporate

Unallocated corporate expenses were $12.4 million in the 2007 fourth quarter, compared to $7.0 million in the 2006 fourth quarter. The year-over-year increase was primarily related to increased general corporate expenses, including higher stock-based compensation expenses due to McDermott’s 9.2 percent stock price increase during the fourth quarter of 2007.

Other Income and Expense

The Company’s other income for the fourth quarter of 2007 was $7.3 million, compared to other expense of $4.2 million in the fourth quarter of 2006. The year-over-year improvement was primarily related to lower interest expense and the loss on early retirement of debt incurred during the fourth quarter of 2006.

OTHER INFORMATION

About the Company

McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott’s customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 20,000 employees.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including, but not limited to, adverse changes in the markets in which we operate, our inability to successfully execute on contracts in backlog or that awards and contracts in backlog may not otherwise result in the expected revenues. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2007.

Conference Call to Discuss 2007 Fourth Quarter Earnings Release

Date: Thursday, February 28, 2008, at 10:00 a.m. EST (9:00 a.m. CST)

Live Webcast: Investor Relations section of Web site at www.mcdermott.com

Replay: Available for two weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)
	(In thousands, except shares and per share amounts)
Revenues	$1,526,016	$1,308,044	$5,631,610	$4,120,141
Costs and Expenses:
Cost of operations	1,222,842	1,117,878	4,500,897	3,362,758
(Gains) losses on asset disposals and impairments – net	(5,991)	93	(8,371)	15,042
Selling, general and administrative expenses	137,086	115,598	464,611	388,524
	1,353,937	1,233,569	4,957,137	3,766,324

Equity in Income of Investees	14,698	12,327	41,724	37,524

Operating Income	186,777	86,802	716,197	391,341

Other Income (Expense):
Interest income	16,569	16,916	61,980	53,562
Interest expense	(4,089)	(7,945)	(22,520)	(30,348)
IRS interest expense adjustment	-	(5,292)	-	5,719
Loss on early retirement of debt	-	(4,692)	-	(53,708)
Other expense – net	(5,142)	(3,142)	(10,192)	(13,750)
	7,338	(4,155)	29,268	(38,525)

Income from Continuing Operations before Provision for Income Taxes	194,115	82,647	745,465	352,816

Provision for (Benefit from) Income Taxes	34,130	(42,864)	137,637	35,195

Income from Continuing Operations	159,985	125,511	607,828	317,621

Income from Discontinued Operations	-	-	-	12,894

Net Income	$159,985	$125,511	$607,828	$330,515

Earnings per Common Share:
Basic:
Income from Continuing Operations	$0.71	$0.57	$2.72	$1.46
Income from Discontinued Operations	$0.00	$0.00	$0.00	$0.06
Net Income	$0.71	$0.57	$2.72	$1.52
Diluted:
Income from Continuing Operations	$0.70	$0.55	$2.66	$1.39
Income from Discontinued Operations	$0.00	$0.00	$0.00	$0.06
Net Income	$0.70	$0.55	$2.66	$1.45

Shares used in the computation of earnings per share:
Basic	225,213,119	220,031,152	223,511,880	217,752,454
Diluted	229,762,318	228,711,250	228,742,522	227,718,784

McDERMOTT INTERNATIONAL, INC. SELECTED SEGMENT INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)
	(In thousands)
REVENUES
Offshore Oil and Gas Construction	$733,261	$475,856	$2,445,675	$1,610,307
Government Operations	187,684	158,251	694,024	630,067
Power Generation Systems	608,047	676,829	2,504,225	1,888,636
Adjustments and Eliminations	(2,976)	(2,892)	(12,314)	(8,869)
TOTAL	$1,526,016	$1,308,044	$5,631,610	$4,120,141

SEGMENT INCOME
Offshore Oil and Gas Construction	$100,000	$49,105	$400,402	$195,048
Government Operations	33,306	19,862	122,941	111,635
Power Generation Systems	65,864	24,857	234,068	114,607
	199,170	93,824	757,411	421,290
Unallocated Corporate	(12,393)	(7,022)	(41,214)	(29,949)
OPERATING INCOME	$186,777	$86,802	$716,197	$391,341

EQUITY IN INCOME (LOSS) OF INVESTEES (1)
Offshore Oil and Gas Construction	$(985)	$(824)	$(3,923)	$(2,882)
Government Operations	11,681	8,805	31,288	27,768
Power Generation Systems	4,002	4,346	14,359	12,638
TOTAL	$14,698	$12,327	$41,724	$37,524

DEPRECIATION & AMORTIZATION (1)
Offshore Oil and Gas Construction	$17,262	$8,717	$54,318	$28,515
Government Operations	5,636	4,740	19,269	14,833
Power Generation Systems	5,702	4,896	21,266	16,342
Corporate	281	584	1,136	1,310
TOTAL	$28,881	$18,937	$95,989	$61,000

CAPITAL EXPENDITURES
Offshore Oil and Gas Construction	$35,651	$19,638	$172,580	$89,501
Government Operations	6,385	5,486	14,117	16,608
Power Generation Systems	8,949	5,733	40,218	23,718
Corporate	501	100	6,374	2,877
TOTAL	$51,486	$30,957	$233,289	$132,704

BACKLOG
Offshore Oil and Gas Construction	$4,752,794	$4,138,545	$4,752,794	$4,138,545
Government Operations	1,790,686	1,269,328	1,790,686	1,269,328
Power Generation Systems	3,276,129	2,225,149	3,276,129	2,225,149
TOTAL	$9,819,609	$7,633,022	$9,819,609	$7,633,022

(1) Included in Segment Income Above

McDERMOTT INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$1,001,394	$600,843
Restricted cash and cash equivalents	64,786	106,674
Investments	300,092	172,171
Accounts receivable – trade, net	770,024	668,310
Accounts and notes receivable – unconsolidated affiliates	2,303	29,825
Accounts receivable – other	71,162	48,041
Contracts in progress	194,292	230,146
Inventories	95,208	77,769
Deferred income taxes	160,783	180,234
Other current assets	97,456	39,461

Total Current Assets	2,757,500	2,153,474

Property, Plant and Equipment	2,004,138	1,525,187
Less accumulated depreciation	1,090,400	1,011,693

Net Property, Plant and Equipment	913,738	513,494

Investments	162,069	121,914

Goodwill	158,533	89,226

Deferred Income Taxes	134,292	260,341

Long-Term Income Tax Receivable	8,745	299,786

Investments in Unconsolidated Affiliates	62,241	52,801

Other Assets	214,368	142,726

TOTAL	$4,411,486	$3,633,762

McDERMOTT INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$6,599	$257,492
Accounts payable	455,659	407,094
Accrued employee benefits	343,812	246,182
Accrued liabilities – other	175,557	185,762
Accrued contract cost	93,281	110,992
Advance billings on contracts	1,463,223	1,116,118
Accrued warranty expense	101,330	79,077
Income taxes payable	57,071	58,557

Total Current Liabilities	2,696,532	2,461,274

Long-Term Debt	10,609	15,242

Accumulated Postretirement Benefit Obligation	96,253	100,316

Self-Insurance	82,525	84,704

Pension Liability	188,748	372,504

Other Liabilities	169,814	156,621

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 231,722,659 and 227,794,618 at December 31, 2007 and 2006, respectively	231,723	227,795
Capital in excess of par value	1,145,829	1,100,384
Accumulated earnings (deficit)	135,289	(458,886)
Treasury stock at cost, 5,852,248 and 6,025,418 at December 31, 2007 and 2006, respectively	(63,903)	(60,581)
Accumulated other comprehensive loss	(281,933)	(365,611)

Total Stockholders’ Equity	1,167,005	443,101

TOTAL	$4,411,486	$3,633,762

McDERMOTT INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$607,828	$330,515
Non-cash items included in net income:
Depreciation and amortization	95,989	61,000
(Income) loss of investees, net of dividends	120	1,644
(Gains) losses on asset disposals and impairments – net	(8,371)	15,042
Gain on sale of business	-	(13,786)
Premium on early retirement of debt	-	37,438
Provision for (benefit from) deferred taxes	89,624	179,467
Amortization of pension and postretirement costs	50,957	-
Loss on Babcock & Wilcox Power Generation Group, Inc. (“B&W PGG”) bankruptcy settlement	-	-
Excess tax benefits from FAS 123(R) stock-based compensation	(877)	(20,113)
Other, net	21,726	14,660
Changes in assets and liabilities, net of effects from acquisition and divestitures:
Accounts receivable	(82,105)	(49,858)
Income taxes receivable	255,165	(284,494)
Accounts payable	40,384	65,157
Net contracts in progress and advance billings	382,184	330,996
Income taxes	(13,216)	139,497
Accrued and other current liabilities	(14,305)	81,060
Pension liability and accrued postretirement and employee benefits	(74,365)	(119,114)
Payment of the B&W PGG bankruptcy settlement	-	(605,000)
Other, net	(33,790)	64,031
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,316,948	228,142
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	41,888	48,298
Purchases of property, plant and equipment	(233,289)	(132,704)
Acquisition of businesses, net of cash acquired	(334,457)	-
Net (increase) decrease in available-for-sale securities	(159,350)	212,082
Proceeds from asset disposals	11,223	21,712
Cash acquired from the reconsolidation of B&W PGG	-	164,200
Other, net	(4,696)	(3,193)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(678,681)	310,395
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long-term debt	-	250,000
Payment of long-term debt	(255,749)	(238,615)
Payment of debt issuance costs	(3,625)	(10,170)
Issuance of common stock	15,219	19,647
Excess tax benefits from FAS 123(R) stock-based compensation	877	20,113
Other, net	4	2,718
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(243,274)	43,693
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	5,558	(650)
NET INCREASE IN CASH AND CASH EQUIVALENTS	400,551	581,580
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	600,843	19,263
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,001,394	$600,843

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$28,066	$28,588
Income taxes (net of refunds)	$(208,194)	$63,357

CONTACT:
McDermott International, Inc.
Investor Relations & Corporate Communications
Vice President
Jay Roueche, 281-870-5462
jroueche@mcdermott.com
or
Senior Manager
Robby Bellamy, 281-870-5165
rbellamy@mcdermott.com